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                                                                    Exhibit 10.7

                               PROASSURANCE GROUP

                              EMPLOYEE BENEFIT PLAN

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                                TABLE OF CONTENTS

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
                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                                  PARTICIPATION

SECTION 2.01    ELIGIBILITY..............................................     3

SECTION 2.02    EFFECTIVE DATE OF PARTICIPATION..........................     4

SECTION 2.03    APPLICATION TO PARTICIPATE...............................     4

SECTION 2.04    TERMINATION OF PARTICIPATION.............................     4

SECTION 2.05    CHANGE OF EMPLOYMENT STATUS..............................     4

SECTION 2.06    TERMINATION OF EMPLOYMENT................................     5

SECTION 2.07    DEATH....................................................     5

                                   ARTICLE III
                            CONTRIBUTIONS TO THE PLAN

SECTION 3.01    SALARY REDIRECTION.......................................     6

SECTION 3.02    APPLICATION OF CONTRIBUTIONS.............................     6

SECTION 3.03    PERIODIC CONTRIBUTIONS...................................     6

                                   ARTICLE IV
                                    BENEFITS

SECTION 4.01    BENEFITS.................................................     7

SECTION 4.02    HEALTH CARE REIMBURSEMENT PROGRAM........................     7

SECTION 4.03    DEPENDENT CARE ASSISTANCE PROGRAM........................     7

SECTION 4.04    HEALTH INSURANCE BENEFIT.................................     7

SECTION 4.05    GROUP LIFE INSURANCE BENEFIT.............................     8

SECTION 4.06    DISABILITY INSURANCE BENEFIT.............................     8

SECTION 4.07    EXECUTIVE SUPPLEMENTAL LIFE INSURANCE BENEFIT............     8

SECTION 4.08    NONDISCRIMINATION REQUIREMENTS...........................     8

                                    ARTICLE V
                  PARTICIPANT ELECTIONS FOR CAFETERIA BENEFITS

SECTION 5.01    INITIAL ELECTIONS........................................     9

SECTION 5.02    SUBSEQUENT ANNUAL ELECTIONS..............................     9

SECTION 5.03    FAILURE TO ELECT.........................................    10

SECTION 5.04    CHANGE OF ELECTIONS......................................    10

                                   ARTICLE VI
                        HEALTH CARE REIMBURSEMENT PROGRAM

SECTION 6.01    ESTABLISHMENT OF PROGRAM.................................    13

SECTION 6.02    DEFINITIONS..............................................    13

SECTION 6.03    FORFEITURES..............................................    14

SECTION 6.04    LIMITATION ON ALLOCATIONS................................    14

SECTION 6.05    NONDISCRIMINATION REQUIREMENTS...........................    14

SECTION 6.06    COORDINATION WITH CAFETERIA PLAN.........................    15

SECTION 6.07    HEALTH CARE REIMBURSEMENT CLAIMS.........................    15

                                   ARTICLE VII
                        DEPENDENT CARE ASSISTANCE PROGRAM

SECTION 7.01    ESTABLISHMENT OF PROGRAM.................................    16

SECTION 7.02    DEFINITIONS..............................................    16

SECTION 7.03    DEPENDENT CARE ASSISTANCE ACCOUNTS.......................    17

SECTION 7.04    INCREASES IN DEPENDENT CARE ASSISTANCE ACCOUNTS..........    18

SECTION 7.05    DECREASES IN DEPENDENT CARE ASSISTANCE ACCOUNTS..........    18

SECTION 7.06    ALLOWABLE DEPENDENT CARE ASSISTANCE REIMBURSEMENT........    18

SECTION 7.07    STATEMENT OF BENEFITS....................................    18

SECTION 7.08    FORFEITURES..............................................    18

SECTION 7.09    LIMITATION ON PAYMENTS...................................    18

SECTION 7.10    NONDISCRIMINATION REQUIREMENTS...........................    18

SECTION 7.11    COORDINATION WITH CAFETERIA PLAN.........................    19

SECTION 7.12    DEPENDENT CARE ASSISTANCE PROGRAM CLAIMS.................    19

                                  ARTICLE VIII
                  EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PROGRAM

SECTION 8.01    ESTABLISHMENT OF PLAN....................................    20

SECTION 8.02    PARTICIPATION & TERMINATION..............................    20

SECTION 8.03    COORDINATION WITH CAFETERIA PLAN.........................    21

                                   ARTICLE IX
                                ERISA PROVISIONS

SECTION 9.01    CLAIM FOR BENEFITS.......................................    21

SECTION 9.02    APPLICATION OF BENEFIT PLAN SURPLUS......................    23

SECTION 9.03    NAMED FIDUCIARY..........................................    24

SECTION 9.04    GENERAL FIDUCIARY RESPONSIBILITIES.......................    24

SECTION 9.05    NONASSIGNABILITY OF RIGHTS...............................    24

                                    ARTICLE X
                                 ADMINISTRATION

SECTION 10.01   PLAN ADMINISTRATION......................................    24

SECTION 10.02   EXAMINATION OF RECORDS...................................    25

SECTION 10.03   PAYMENT OF EXPENSES......................................    25

SECTION 10.04   INSURANCE CONTROL CLAUSE.................................    25

SECTION 10.05   INDEMNIFICATION OF ADMINISTRATOR.........................    25

                                   ARTICLE XI
                        AMENDMENT OR TERMINATION OF PLAN

SECTION 11.01   AMENDMENT................................................    26

SECTION 11.02   TERMINATION..............................................    26

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01   PLAN INTERPRETATION......................................    26

SECTION 12.02   GENDER AND NUMBER........................................    26

SECTION 12.03   WRITTEN DOCUMENT.........................................    27

SECTION 12.04   EXCLUSIVE BENEFIT........................................    27

SECTION 12.05   PARTICIPANT'S RIGHTS.....................................    27

SECTION 12.06   ACTION BY THE EMPLOYER...................................    27

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
SECTION 12.07   EMPLOYER'S PROTECTIVE CLAUSES............................    27

SECTION 12.08   NO GUARANTEE OF TAX CONSEQUENCES.........................    28

SECTION 12.09   INDEMNIFICATION OF EMPLOYER BY PARTICIPANTS..............    28

SECTION 12.10   FUNDING..................................................    28

SECTION 12.11   GOVERNING LAW............................................    28

SECTION 12.12   SEVERABILITY.............................................    28

SECTION 12.13   CAPTIONS.................................................    29

SECTION 12.14   CONTINUATION OF COVERAGE.................................    29

SECTION 12.15   FAMILY AND MEDICAL LEAVE ACT.............................    29

SECTION 12.16   HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT......    29

SECTION 12.17   UNIFORM SERVICES EMPLOYMENT AND
                REEMPLOYMENT RIGHTS ACT..................................    29

                               PROASSURANCE GROUP

                              EMPLOYEE BENEFIT PLAN

                                  INTRODUCTION

               Effective January 1, 1995, Mutual Assurance, Inc. established the Mutual Assurance, Inc. and Affiliated Companies Employee Benefit Plan (the "Plan") for the benefit of its and its Affiliated Companies' eligible employees and their dependents. At the time of its initial establishment, the Plan had three components: group medical insurance, long term disability insurance, and a cafeteria program under Code Section 125. Effective January 1, 2002, the name of the Plan was changed to the ProAssurance Corporation Employee Benefit Plan, and the Plan was expanded to include a fourth component - group life and accidental death and dismemberment insurance. Effective October 1, 2003, the Plan was restated and amended in its entirety. Pursuant to the restated Plan, ProAssurance Group Services Corporation became the sponsor of the Plan and the name of the Plan was changed to the ProAssurance Group Employee Benefit Plan. The restated Plan also contains provisions adding a fifth component to the Plan
- executive supplemental life insurance - which such addition is effective May 1, 2003.

               The purpose of the Plan is to recognize the contribution made to the Employers who have adopted the Plan by its Employees. The Plan's purpose is to reward them by providing benefits for those Employees who shall qualify hereunder and their dependents and beneficiaries.

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01 "Administrator" means the individual(s) or corporation appointed by the Employer to carry out the administration of the Plan. The Employer shall be empowered to appoint and remove the Administrator from time to time as it deems necessary for the proper administration of the Plan. In the event the Administrator has not been appointed, or resigns from a prior appointment, the Employer shall be deemed to be the Administrator.

          SECTION 1.02 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code
Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Treasury regulations under Code
Section 414(o).

          SECTION 1.03 "Benefit" includes "Plan Benefits" and "Cafeteria Benefits." "Plan Benefit" means any of the benefits provided to Eligible Employees by the Employer at no cost to the Employee as outlined in Section 4.01(b). "Cafeteria Benefit" means any of the optional contributory benefit choices available to a Participant as outlined in Section 4.01(a).

          SECTION 1.04 "Cafeteria Plan" means the component of this Plan which provides for a cafeteria program under Section 125 of the Code.

          SECTION 1.05 "Cafeteria Plan Benefit Dollars" means the amount available to Participants, pursuant to Article III, to purchase Cafeteria Benefits. Each dollar contributed through Salary Redirection to this Plan shall be converted into one Cafeteria Plan Benefit Dollar.

          SECTION 1.06 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

          SECTION 1.07 "Compensation" means the amounts received by the Participant from the Employer during a Plan Year.

          SECTION 1.08 "Dependent" means any individual who qualifies as a dependent under an Insurance Contract or under Code Section 152 (as modified by Code Section 105(b)).

          SECTION 1.09 "Effective Date" means January 1, 1995.

          SECTION 1.10 "Election Period" means the period immediately preceding the beginning of each Plan Year established by the Administrator, such period to be applied on a uniform and nondiscriminatory basis for all Employees and Participants. However, an Employee's initial Election Period shall be determined pursuant to Section 5.01.

          SECTION 1.11 "Eligible Employee" means any Employee who has satisfied the provisions of Section 2.01.

               An individual shall not be an "Eligible Employee" if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records are not "Eligible Employees" and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

               However, any Employee who is a "part-time" Employee shall not be eligible to participate in this Plan. A "part-time" Employee is any Employee who works, or is expected to work on a regular basis, less than 30 hours a week.

          SECTION 1.12 "Employee" means any person who is employed by the Employer. The term Employee shall include leased employees within the meaning of Code Section 414(n)(2).

          SECTION 1.13 "Employer" means ProAssurance Group Services Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan.

          SECTION 1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          SECTION 1.15 "Insurance Contract" means any contract issued by an Insurer underwriting a Benefit.

          SECTION 1.16 "Insurance Premium Payment Program" means the plan of benefits contained in Section 4.01 of this Plan, which provides for the payment of Premium Expenses.

          SECTION 1.17 "Insurer" means any insurance company that underwrites a Benefit under this Plan.

          SECTION 1.18 "Key Employee" means an Employee described in Code
Section 416(i)(1) and the Treasury regulations thereunder.

          SECTION 1.19 "Participant" means any Eligible Employee who elects to become a Participant pursuant to Section 2.03 and has not for any reason become ineligible to participate further in the Plan.

          SECTION 1.20 "Plan" means this instrument, including all amendments thereto.

          SECTION 1.21 "Plan Year" means the 12-month period beginning January 1 and ending December 31. The Plan Year shall be the coverage period for the Benefits provided for under this Plan. In the event a Participant commences participation during a Plan Year, then the initial coverage period shall be that portion of the Plan Year commencing on such Participant's date of entry and ending on the last day of such Plan Year.

          SECTION 1.22 "Premium Expenses" or "Premiums" mean the Participant's cost for the Cafeteria Benefits described in Section 4.01(a)(3) .

          SECTION 1.23 "Premium Reimbursement Account" means the account established for a Participant pursuant to this Plan to which part of his Cafeteria Plan Benefit Dollars may be allocated and from which Premiums of the Participant may be paid or reimbursed. If more than one type of insured Cafeteria Benefit is elected, sub-accounts shall be established for each type of insured Cafeteria Benefit.

          SECTION 1.24 "Salary Redirection" means the contributions made by the Employer on behalf of Participants pursuant to Section 3.01. These contributions shall be converted to Cafeteria Plan Benefit Dollars and allocated to the funds or accounts established under the Plan pursuant to the Participants' elections made under Article V.

          SECTION 1.25 "Salary Redirection Agreement" means an agreement between the Participant and the Employer under which the Participant agrees to reduce his Compensation or to forego all or part of the increases in such Compensation and to have such amounts contributed by the Employer to the Plan on the Participant's behalf. The Salary Redirection Agreement shall apply only to Compensation that has not been actually or constructively received by the Participant as of the date of the agreement (after taking this Plan and Code
Section 125 into account) and, subsequently does not become currently available to the Participant.

          SECTION 1.26 "Spouse" means the legally married husband or wife of a Participant, unless legally separated by court decree.

                                   ARTICLE II
                                  PARTICIPATION

          SECTION 2.01 ELIGIBILITY

               Except as otherwise provided herein, any Eligible Employee shall be eligible to participate hereunder on his date of employment (or the Effective Date of the Plan, if later). Notwithstanding the foregoing, an Eligible Employee shall be eligible to participate hereunder with respect to insured Benefits as of the date he is eligible under the relevant Insurance

Contract. However, any Eligible Employee who was a Participant in the Plan on the effective date of this amendment shall continue to be eligible to participate in the Plan.

          SECTION 2.02 EFFECTIVE DATE OF PARTICIPATION

               An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which he met the eligibility requirements of Section 2.01.

          SECTION 2.03 APPLICATION TO PARTICIPATE

               An Employee who is eligible to participate in this Plan shall, during the applicable Election Period, complete an application to participate and election of Cafeteria Benefits form which the Administrator shall furnish to the Employee. The Cafeteria Benefits election made on such form shall be irrevocable until the end of the applicable Plan Year unless the Participant is entitled to change his Benefit elections pursuant to Section 5.04 hereof.

               An Eligible Employee shall also be required to execute a Salary Redirection Agreement during the Election Period for the Plan Year during which he wishes to participate in this Plan. Any such Salary Redirection Agreement shall be effective for the first pay period beginning on or after the Employee's effective date of participation pursuant to Section 2.02.

          SECTION 2.04 TERMINATION OF PARTICIPATION

               Except with respect to benefits under Article VIII, a Participant shall no longer participate in this Plan upon the occurrence of any of the following events:

               (a) His termination of employment, subject to the provisions of
          Section 2.06;

               (b) The end of the Plan Year during which he became a limited Participant because of a change in employment status pursuant to
          Section 2.05;

               (c) His death, subject to the provisions of Section 2.07; or

               (d) The termination of this Plan, subject to the provisions of
          Section 11.02.

          SECTION 2.05 CHANGE OF EMPLOYMENT STATUS

               If a Participant ceases to be eligible to participate because of a change in employment status or classification (other than through termination of employment), the Participant shall become a limited Participant in this Plan for the remainder of the Plan Year in which such change of employment status occurs. As a limited Participant, no further Salary Redirection may be made on behalf of the Participant, and, except as otherwise provided herein, all further Benefit elections shall cease, subject to the limited Participant's right to continue coverage under any Insurance Contracts. However, any balances in the limited Participant's Dependent Care Assistance Account may be used during such Plan Year to reimburse the limited Participant for any allowable Employment-Related Dependent Care incurred during the Plan Year. Subject to the provisions of Section 2.06, if the limited Participant later becomes an Eligible Employee, then the limited Participant may again become a full Participant in this Plan, provided he otherwise satisfies the participation requirements set forth in this Article II as if he were a new Employee and made an election in accordance with

Section 5.01. Notwithstanding the foregoing, a Participant's rights to benefits under Article VIII shall be determined in accordance with that Article.

          SECTION 2.06 TERMINATION OF EMPLOYMENT

               If a Participant's employment with the Employer is terminated for any reason other than death, his participation in the Plan shall be governed in accordance with the following:

               (a) With regard to Benefits which are insured, the Participant's participation in the Plan shall cease, subject to the Participant's right to continue coverage under any Insurance Contract for which premiums have already been paid.

               (b) With regard to the Dependent Care Assistance Program, the Participant's participation in the Plan shall cease and no further Salary Redirection contributions shall be made. However, such Participant may submit claims for employment related Dependent Care Expense reimbursements for 60 days after termination, based on the level of his Dependent Care Assistance Account as of his date of termination.

               (c) With regard to the Health Care Reimbursement Plan, the Participant's participation in the Plan shall cease and no further Salary Redirection contributions shall be made. However, such Participant may submit claims for expenses incurred prior to date of termination of employment up to 30 days after his termination date.

               (d) In the event a Participant terminates his participation in the Health Care Reimbursement Program during the Plan Year, if Salary Redirections are made other than on a pro rata basis, upon termination the Participant shall be entitled to a reimbursement for any Salary Redirection previously paid for coverage or benefits relating to the period after the date of the Participant's separation from service regardless of the Participant's claims or reimbursements as of such date.

               (e) This Section shall be applied and administered consistent with such further rights a Participant and his Dependents may be entitled to pursuant to Code Section 4980B and Section 12.14 of the Plan.

               (f) Notwithstanding the foregoing, a Participant's right to benefits under Article VIII shall be determined in accordance with the provisions of that Article.

          SECTION 2.07 DEATH

               If a Participant dies, his participation in the Plan shall cease. However, such Participant's beneficiaries, or the representative of his estate, may submit claims for expenses or benefits for the remainder of the Plan Year or until the Cafeteria Plan Benefit Dollars allocated to each specific Cafeteria Benefit are exhausted. A Participant may designate a specific beneficiary for this purpose. If no such beneficiary is specified, the Administrator may designate the Participant's Spouse, one of his Dependents or a representative of his estate.

                                  ARTICLE III
                            CONTRIBUTIONS TO THE PLAN

          SECTION 3.01 SALARY REDIRECTION

               Benefits under the Plan shall be financed by Salary Redirections sufficient to support Cafeteria Benefits that a Participant has elected hereunder and to pay the Participant's Premium Expenses. The salary administration program of the Employer shall be revised to allow each Participant to agree to reduce his pay during a Plan Year by an amount determined necessary to purchase the elected Cafeteria Benefit. The amount of such Salary Redirection shall be specified in the Salary Redirection Agreement and shall be applicable for a Plan Year. Notwithstanding the above, for new Participants, the Salary Redirection Agreement shall only be applicable from the first day of the pay period following the Employee's entry date up to and including the last day of the Plan Year. However, in no event shall a Participant's Salary Redirection per Plan Year exceed the sum of (a) the amount specified in Section 6.04, (b) the amount specified in Section 7.09, plus (c) the amount of the required contribution for the Health Insurance Benefit which is described in Section 4.40. These contributions shall be converted to Cafeteria Plan Benefit Dollars and allocated to the funds or accounts established under the Plan pursuant to the Participants' elections made under
Article V.

               Any Salary Redirection shall be determined prior to the beginning of a Plan Year (subject to initial elections pursuant to Section 5.01) and prior to the end of the Election Period and shall be irrevocable for such Plan Year. However, a Participant may revoke a Benefit election or a Salary Redirection Agreement after the Plan Year has commenced and make a new election with respect to the remainder of the Plan Year, if both the revocation and the new election are on account of and consistent with a change in status and such other permitted events as determined under Article V of the Plan and consistent with the rules and regulations of the Department of the Treasury. Salary Redirection amounts shall be contributed on a pro rata basis for each pay period during the Plan Year. All individual Salary Redirection Agreements are deemed to be part of this Plan and incorporated by reference hereunder.

          SECTION 3.02 APPLICATION OF CONTRIBUTIONS

               As soon as reasonably practical after each payroll period, the Employer shall apply the Salary Redirection to provide the Cafeteria Benefits elected by the affected Participants. Any contribution made or withheld for the Health Care Reimbursement Fund or Dependent Care Assistance Account shall be credited to such fund or account. Amounts designated for the Participant's Premium Expense Reimbursement Account shall likewise be credited to such account for the purpose of paying Premium Expenses.

          SECTION 3.03 PERIODIC CONTRIBUTIONS

               Notwithstanding the requirement provided above and in other Articles of this Plan that Salary Redirections be contributed to the Plan by the Employer on behalf of an Employee on a level and pro rata basis for each payroll period, the Employer and Administrator may implement a procedure in which Salary Redirections are contributed throughout the Plan Year on a periodic basis that is not pro rata for each payroll period. However, with regard to the Health Care Reimbursement Program, the payment schedule for the required contributions may not be based on the rate or amount of reimbursements during the Plan Year. In the event Salary Redirections are not made on a pro rata basis, upon termination of participation, a Participant may be entitled to a refund of such Salary Redirections pursuant to Section 2.06.

                                   ARTICLE IV
                                    BENEFITS

          SECTION 4.01 BENEFITS

               (a) Each Participant may elect to have the amount of his Cafeteria Plan Benefit Dollars applied to any one or more of the following optional Cafeteria Benefits (to the extent the Participant is eligible for such benefit):

                    (1) Health Care Reimbursement Program

                    (2) Dependent Care Assistance Program

                    (3) Insurance Premium Payment Program - Health Insurance
               Benefit

               (b) Each Participant may be eligible for the following Plan Benefits in accordance with terms of this Plan and the Insurance Contract pursuant to which such Plan Benefit is provided:

                    (1) Group Life Insurance Benefit

                    (2) Disability Insurance Benefit

                    (3) Executive Supplemental Life Insurance Benefit

          SECTION 4.02 HEALTH CARE REIMBURSEMENT PROGRAM

               Each Participant may elect coverage under the Health Care Reimbursement Program option, in which case Article VI shall apply.

          SECTION 4.03 DEPENDENT CARE ASSISTANCE PROGRAM

               Each Participant may elect coverage under the Dependent Care Assistance Program option, in which case Article VII shall apply.

          SECTION 4.04 HEALTH INSURANCE BENEFIT

               (a) Each Participant may elect to be covered under a health and hospitalization Insurance Contract for the Participant, his or her spouse, and his or her Dependents.

               (b) The Employer may select suitable health, hospitalization, and dental Insurance Contracts for use in providing this health insurance benefit, which policies will provide uniform benefits for all Participants electing this Benefit.

               (c) The rights and conditions with respect to the benefits payable from such health and hospitalization Insurance Contract shall be determined therefrom, and such Insurance Contract shall be incorporated herein by reference.

          SECTION 4.05 GROUP LIFE INSURANCE BENEFIT

               (a) Each Participant will be covered under the Group Life Insurance Benefit if eligible therefor.

               (b) The Employer may select suitable Life Insurance Contracts for use in providing this Group Life Insurance Benefit.

               (c) The rights and conditions with respect to the Benefits payable from such Group Life Insurance Contract shall be determined therefrom, and such Group Life Insurance Contract shall be incorporated herein by reference.

          SECTION 4.06 DISABILITY INSURANCE BENEFIT

               (a) Each Participant will be covered under the Employer's Group Disability Insurance Contract if eligible therefor.

               (b) The Employer may select suitable Disability Insurance Contracts for use in providing this disability Benefit. The Disability Insurance Contract(s) may provide for long-term or short-term coverage.

               (c) The rights and conditions with respect to the Benefits payable from such Disability Insurance Contract shall be determined therefrom, and such Disability Insurance Contract shall be incorporated herein by reference.

          SECTION 4.07 EXECUTIVE SUPPLEMENTAL LIFE INSURANCE BENEFIT

               (a) The Employer has elected to purchase business-owned life insurance on behalf of certain Participants.

               (b) The rights, conditions and benefits with respect to the Executive Supplemental Life Insurance Benefit are set forth in Article VIII.

          SECTION 4.08 NONDISCRIMINATION REQUIREMENTS

               (a) It is the intent of this Plan to provide Cafeteria Benefits to a classification of employees which the Secretary of the Treasury finds not to be discriminatory in favor of the group in whose favor discrimination may not occur under Code Section 125.

               (b) It is the intent of this Plan not to provide "qualified Benefits" as defined under Code Section 125 to Key Employees in amounts that exceed 25% of the aggregate of such Cafeteria Benefits provided for all Eligible Employees under the Plan. For purposes of the preceding sentence, "qualified benefits" shall not include benefits which (without regard to this paragraph) are includible in gross income.

               (c) If the Administrator deems it necessary to avoid discrimination or possible taxation to Key Employees or a group of employees in whose favor discrimination may not occur in violation of Code Section 125, it may, but shall not be required to, reject any election or reduce contributions or non-taxable Cafeteria Benefits in order to assure compliance with this Section. Any act taken by the Administrator under this Section shall be carried out in a uniform and nondiscriminatory manner. If the Administrator decides to reject any election or reduce contributions or non-taxable Cafeteria Benefits, it shall be done in the following manner. First, the non-taxable Cafeteria Benefits of the affected Participant (either an employee who is highly compensated or a Key Employee, whichever is applicable) who has the highest amount of non-taxable Cafeteria Benefits for the Plan Year shall have his non-taxable benefits reduced until the discrimination tests set forth in this Section are satisfied or until the amount of his non-taxable Cafeteria Benefits equals the non-taxable Cafeteria Benefits of the affected Participant who has the second highest amount of non-taxable Cafeteria Benefits . This process shall continue until the nondiscrimination tests set forth in this Section are satisfied. With respect to any affected Participant who has had Cafeteria Benefits reduced pursuant to this Section, the reduction shall be made proportionately among Health Care Reimbursement Program Benefits and Dependent Care Assistance Program Benefits, and once all these Cafeteria Benefits are expended, proportionately among insured Cafeteria Benefits. Contributions which are not utilized to provide Cafeteria Benefits to any Participant by virtue of any administrative act under this paragraph shall be forfeited and deposited into the benefit plan surplus.

                                   ARTICLE V
                  PARTICIPANT ELECTIONS FOR CAFETERIA BENEFITS

          SECTION 5.01 INITIAL ELECTIONS

               An Employee who meets the eligibility requirements of Section
2.01 on the first day of, or during, a Plan Year may elect to participate in the component of this Plan which provides Cafeteria Benefits for all or the remainder of such Plan Year, provided he elects to do so before his effective date of participation pursuant to Section 2.02. However, if such Employee does not complete an application to participate and benefit election form and deliver it to the Administrator before such date, his Election Period shall extend 30 calendar days after such date, or for such further period as the Administrator shall determine and apply on a uniform and nondiscriminatory basis. However, any election during the extended 30-day election period pursuant to this Section
5.01 shall not be effective until the first pay period following the later of such Participant's effective date of participation pursuant to Section 2.02 or the date of the receipt of the election form by the Administrator, and shall be limited to the Cafeteria Benefit expenses incurred for the balance of the Plan Year for which the election is made. Notwithstanding the foregoing, in the case of insured Benefits, a new Participant will automatically be enrolled for such Benefits unless the Participant elects not to be covered.

          SECTION 5.02 SUBSEQUENT ANNUAL ELECTIONS

               During the Election Period prior to each subsequent Plan Year, each Participant shall be given the opportunity to elect, on an election of benefits form to be provided by the Administrator, which Benefit options he wishes to select and purchase with his Cafeteria Plan Benefit Dollars. Any such election shall be effective for any Cafeteria Benefit expenses incurred during the Plan Year which follows the end of the Election Period. With regard to subsequent annual elections, the following options shall apply:

               (a) A Participant or Employee who failed to initially elect to participate may elect different or new Cafeteria Benefits under the Plan during the Election Period;

               (b) A Participant may terminate his participation in the Plan by notifying the Administrator in writing during the Election Period that he does not want to participate in the Plan for the next Plan Year;

               (c) An Employee who elects not to participate for the Plan Year following the Election Period will have to wait until the next Election Period before again electing to participate in the Plan, except as provided for in Section 5.04.

          SECTION 5.03 FAILURE TO ELECT

               Any Participant who fails to complete a new benefit election form pursuant to Section 5.02 by the end of the applicable Election Period shall be treated in the following manner:

               (a) With regard to Cafeteria Benefits available under the Plan for which no Premium Expenses apply, such Participant shall be deemed to have elected not to participate in the Plan for the upcoming Plan Year. No further Salary Redirections shall therefore be authorized or made for the subsequent Plan Year for such Cafeteria Benefits.

               (b) With regard to Cafeteria Benefits available under the Plan for which Premium Expenses apply, such Participant shall be deemed to have made the same Cafeteria Benefit elections as are then in effect for the current Plan Year. The Participant shall also be deemed to have elected Salary Redirection in an amount necessary to purchase such Cafeteria Benefit options.

          SECTION 5.04 CHANGE OF ELECTIONS

               (a) Any Participant may change a Cafeteria Benefit election after the Plan Year (to which such election relates) has commenced and make new elections with respect to the remainder of such Plan Year if, under the facts and circumstances, the changes are necessitated by and are consistent with a change in status which is acceptable under rules and regulations adopted by the Department of the Treasury, the provisions of which are incorporated by reference. Notwithstanding anything herein to the contrary, if the rules and regulations conflict, then such rules and regulations shall control.

                    In general, a change in election is not consistent if the change in status is the Participant's divorce, annulment or legal separation from a spouse, the death of a spouse or dependent, or a dependent ceasing to satisfy the eligibility requirements for coverage, and the Participant's election under the Plan is to cancel accident or health insurance coverage for any individual other than the one involved in such event. In addition, if the Participant, spouse or dependent gains or loses eligibility for coverage, then a Participant's election under the Plan to cease or decrease coverage for that individual under the Plan corresponds with that change in status only if coverage for that individual becomes applicable or is increased under the family member plan.

                    Regardless of the consistency requirement, if the individual, the individual's spouse, or dependent becomes eligible for continuation coverage under the Employer's group health plan as provided in Code Section 4980B or any similar state law, then the individual may elect to increase payments under this Plan in order to pay for the continuation coverage. However, this does not apply for COBRA eligibility due to divorce, annulment or legal separation.

                    Any new election shall be effective at such time as the Administrator shall prescribe, but not earlier than the first pay period beginning after the election form is completed and returned to the Administrator. For the purposes of this subsection, a change in status shall only include the following events or other events permitted by Treasury regulations:

                    (1) Legal Marital Status: events that change a Participant's legal marital status, including marriage, divorce, death of a spouse, legal separation or annulment;

                    (2) Number of Dependents: Events that change a Participant's number of dependents, including birth, adoption, placement for adoption, or death of a dependent;

                    (3) Employment Status: Any of the following events that
               change the employment status of the Participant, spouse, or dependent: termination or commencement of employment, a strike or lockout, commencement or return from an unpaid leave of absence, or a change in worksite. In addition, if the eligibility conditions of this Plan or other employee benefit plan of the Employer of the Participant, spouse, or dependent depend on the employment status of that individual and there is a change in that individual's employment status with the consequence that the individual becomes (or ceases to be) eligible under the Plan, then that change constitutes a change in employment under this subsection;

                    (4) Dependent satisfies or ceases to satisfy the eligibility requirements: An event that causes the Participant's dependent to satisfy or cease to satisfy the requirements for coverage due to attainment of age, student status, or any similar circumstance; and

                    (5) Residency: A change in the place of residence of the
               Participant, spouse or dependent.

                    For the Dependent Care Assistance Program, a dependent becoming or ceasing to be a "Qualifying Dependent" as defined under Code Section 21(b) shall also qualify as a change in status.

               (b) Notwithstanding subsection (a), a Participant may change an election for accident or health coverage during a Plan Year and make a new election that corresponds with the special enrollment rights provided in Code Section 9801(f). Such change shall take place on a prospective basis.

               (c) Notwithstanding subsection (a), in the event of a judgment, decree, or order ("order") resulting from a divorce, legal separation, annulment, or change in legal custody (including a qualified medical child support order defined in ERISA Section 609) which requires accident or health coverage for a Participant's child (including a foster child who is a dependent of the Participant):

                    (1) The Plan may change an election to provide coverage for the child if the order requires coverage under the Participant's plan; or

                    (2) The Participant shall be permitted to change an election to cancel coverage for the child if the order requires the former spouse to provide coverage for such child, under that individual's plan and such coverage is actually provided.

               (d) Notwithstanding subsection (a), a Participant may change elections to cancel accident or health coverage for the Participant or the Participant's spouse or dependent if the Participant or the Participant's spouse or dependent is enrolled in the accident or health coverage of the Employer and becomes entitled to coverage (i.e., enrolled) under Part A or Part B of the Title XVIII of the Social Security Act (Medicare) or Title XIX of the Social Security Act (Medicaid), other than coverage consisting solely of benefits under
          Section 1928 of the Social Security Act (the program for distribution of pediatric vaccines). If the Participant or the Participant's spouse or dependent who has been entitled to Medicaid or Medicare coverage loses eligibility, that individual may prospectively elect coverage under the Plan if a benefit package option under the Plan provides similar coverage.

               (e) If the cost of a Cafeteria Benefit provided under the Plan increases or decreases during a Plan Year, then the Plan shall automatically increase or decrease, as the case may be, the Salary Redirections of all affected Participants for such Cafeteria Benefit. Alternatively, if the cost of a benefit package option increases significantly, the Administrator shall permit the affected Participants to either make corresponding changes in their payments or revoke their elections and, in lieu thereof, receive on a prospective basis coverage under another benefit package option with similar coverage, or drop coverage prospectively if there is no benefit package option with similar coverage.

                    A cost increase or decrease refers to an increase or decrease in the amount of elective contributions under the Plan, whether resulting from an action taken by the Participants or an action taken by the Employer.

                    If the coverage under a Cafeteria Benefit is significantly curtailed or ceases during a Plan Year, affected Participants may revoke their elections of such cafeteria Benefit and, in lieu thereof, elect to receive on a prospective basis coverage under another plan with similar coverage, or drop coverage prospectively if no similar coverage is offered.

                    If, during the period of coverage, a new benefit package option or other coverage option is added, an existing benefit package option is significantly improved, or an existing benefit package option or other coverage option is eliminated, then the affected Participants may elect the newly-added option, or elect another option if an option has been eliminated prospectively and make corresponding election changes with respect to other benefit package options providing similar coverage. In addition, those Eligible Employees who are not participating in the Plan may opt to become Participants and elect the new or newly improved benefit package option.

                    A Participant may make a prospective election change to add group health coverage for the Participant, the Participant's spouse or dependent if such individual loses group health coverage sponsored by a governmental or educational institution, including a state children's health insurance program under the Social Security Act, the Indian Health Service or a health program offered by an Indian tribal government, a state health benefits risk pool, or a foreign government group health plan.

                    A Participant may make a prospective election change that is on account of and corresponds with a change made under the Plan of a spouse's, former spouse's or dependent's employer if (1) the cafeteria plan or other benefits plan of the spouse's, former spouse's or dependent's employer permits its participants to make a change; or (2) the Plan permits participants to make an election for a period of coverage that is different from the period of coverage under the cafeteria plan of a spouse's, former spouse's or dependent's employer.

                    A Participant may make a prospective election change that is on account of and corresponds with a change by the Participant in the dependent care provider. The availability of dependent care services from a new childcare provider is similar to a new benefit package option becoming available. A cost change is allowable in the Dependent Care Assistance Program only if the cost change is imposed by a dependent care provider who is not related to the Participant, as defined in Code Section 152(a)(1) through (8).

                    A Participant shall not be permitted to change an election to the Health Care Reimbursement Plan as a result of a cost or coverage change under this subsection.

                                   ARTICLE VI
                        HEALTH CARE REIMBURSEMENT PROGRAM

          SECTION 6.01 ESTABLISHMENT OF PROGRAM

               This Health Care Reimbursement Program is intended to qualify as a medical reimbursement plan under Code Section 105 and shall be interpreted in a manner consistent with such Code Section and the Treasury regulations thereunder. Participants who elect to participate in this Health Care Reimbursement Program may submit claims for the reimbursement of Medical Expenses. All amounts reimbursed under this Health Care Reimbursement Program shall be periodically paid from amounts allocated to the Health Care Reimbursement Fund. Periodic payments reimbursing Participants from the Health Care Reimbursement Fund shall in no event occur less frequently than monthly.

          SECTION 6.02 DEFINITIONS

               For the purposes of this Article and the Cafeteria Plan, the terms below have the following meaning:

               (a) "Health Care Reimbursement Fund" means the fund established for Participants pursuant to this Plan to which part of their Cafeteria Plan Benefit Dollars may be allocated and from which all allowable Medical Expenses may be reimbursed.

               (b) "Health Care Reimbursement Program" means the plan of benefits contained in this Article, which provides for the reimbursement of eligible Medical Expenses incurred by a Participant or his Dependents.

               (c) "Highly Compensated Participant" means, for the purposes of this Article and determining discrimination under Code Section 105(h), a participant who is:

                    (1) one of the 5 highest paid officers;

                    (2) a shareholder who owns (or is considered to own applying the rules of Code Section 318) more than 10 percent in value of the stock of the Employer; or

                    (3) among the highest paid 25 percent of all Employees
               (other than exclusions permitted by Code Section 105(h)(3)(B) for those individuals who are not Participants).

               (d) "Medical Expenses" means any expense for medical care within the meaning of the term "medical care" or "medical expense" as defined in Code Section 213 and the rulings and Treasury regulations thereunder, and not otherwise used by the Participant as a deduction in determining his tax liability under the Code. However, a Participant may not be reimbursed for the cost of other health coverage such as premiums paid under plans maintained by the employer of the Participant's spouse or individual policies maintained by the Participant or his spouse or Dependent. Furthermore, a Participant may not be reimbursed for "qualified long-term care services" as defined in Code Section 7702B(c). Effective October 1, 2003, Medical Expenses will include medicines and drugs purchased without a physician's prescription.

               (e) The definitions of Article I are hereby incorporated by reference to the extent necessary to interpret and apply the provisions of this Health Care Reimbursement Program.

          SECTION 6.03 FORFEITURES

               The amount in the Health Care Reimbursement Fund as of the end of any Plan Year (and after the processing of all claims for such Plan Year pursuant to Section 6.07 hereof) shall be forfeited and credited to the benefit plan surplus. In such event, the Participant shall have no further claim to such amount for any reason, subject to Section 9.02.

          SECTION 6.04 LIMITATION ON ALLOCATIONS

               Notwithstanding any provision contained in this Health Care Reimbursement Program to the contrary, no more than $5,000 may be allocated to the Health Care Reimbursement Fund by a Participant in or on account of any Plan Year.

          SECTION 6.05 NONDISCRIMINATION REQUIREMENTS

               (a) It is the intent of this Health Care Reimbursement Program not to discriminate in violation of the Code and the Treasury regulations thereunder.

               (b) If the Administrator deems it necessary to avoid discrimination under this Health Care Reimbursement Program, it may, but shall not be required to, reject any elections or reduce contributions or Benefits in order to assure compliance with this Section. Any act taken by the Administrator under this Section shall be carried out in a uniform and nondiscriminatory manner. If the Administrator decides to reject any elections or reduce contributions or Benefits, it shall be done in the following manner. First, the Benefits designated for the Health Care Reimbursement Fund by the member of the group in whose favor discrimination may not occur pursuant to Code Section 105 that elected to contribute the highest amount to the fund for the Plan Year shall be reduced until the nondiscrimination tests set forth in this Section or the Code are satisfied, or until the amount designated for the fund equals the amount designated for the fund by the next member of the group in whose favor discrimination may not occur pursuant to Code
          Section 105 who has elected the second highest contribution to the Health Care Reimbursement Fund for the Plan Year. This process shall continue until the nondiscrimination tests set forth in this Section or the Code are satisfied. Contributions which are not utilized to provide Benefits to any Participant by virtue of any administrative act under this paragraph shall be forfeited and credited to the benefit plan surplus.

          SECTION 6.06 COORDINATION WITH CAFETERIA PLAN

               All Participants under the Cafeteria Plan are eligible to receive Cafeteria Benefits under this Health Care Reimbursement Program. The enrollment under the Cafeteria Plan shall constitute enrollment under this Health Care Reimbursement Program. In addition, other matters concerning contributions, elections and the like shall be governed by the general provisions of the Cafeteria Plan.

          SECTION 6.07 HEALTH CARE REIMBURSEMENT CLAIMS

               (a) All Medical Expenses incurred by a Participant shall be reimbursed during the Plan Year subject to Section 2.06, even though the submission of such a claim occurs after his participation hereunder ceases; but provided that the Medical Expenses were incurred during the applicable Plan Year. Medical Expenses are treated as having been incurred when the Participant is provided with the medical care that gives rise to the Medical Expenses, not when the Participant is formally billed or charged for, or pays for the medical care.

               (b) The Administrator shall direct the reimbursement to each eligible Participant for all allowable Medical Expenses, up to a maximum of the amount designated by the Participant for the Health Care Reimbursement Fund for the Plan Year (prorated in the event of termination of employment). Reimbursements shall be made available to the Participant throughout the year without regard to the level of Cafeteria Plan Benefit Dollars which have been allocated to the fund at any given point in time. Furthermore, a Participant shall be entitled to reimbursements only for amounts in excess of any payments or other reimbursements under any health care plan covering the Participant and/or his Spouse or Dependents.

               (c) Claims for the reimbursement of Medical Expenses incurred in any Plan Year shall be paid as soon after a claim has been filed as is administratively practicable; provided however, that if a Participant fails to submit a claim within the 60 day period immediately following the end of the Plan Year or 60 days after termination of employment, those Medical Expense claims shall not be considered for reimbursement by the Administrator.

               (d) Reimbursement payments under this Plan shall be made directly to the Participant. However, in the Administrator's discretion, payments may be made directly to the service provider. The application for payment or reimbursement shall be made to the Administrator on an acceptable form within a reasonable time of incurring the debt or paying for the service. The application shall include a written statement from an independent third party stating that the Medical Expense has been incurred and the amount of such expense. Furthermore, the Participant shall provide a written statement that the Medical Expense has not been reimbursed or is not reimbursable under any other health plan coverage and, if reimbursed from the Health Care Reimbursement Fund, such amount will not be claimed as a tax deduction. The Administrator shall retain a file of all such applications.

                                  ARTICLE VII
                        DEPENDENT CARE ASSISTANCE PROGRAM

          SECTION 7.01 ESTABLISHMENT OF PROGRAM

               This Dependent Care Assistance Program is intended to qualify as a program under Code Section 129 and shall be interpreted in a manner consistent with such Code Section. Participants who elect to participate in this program may submit claims for the reimbursement of Employment-Related Dependent Care Expenses. All amounts reimbursed under this Dependent Care Assistance Program shall be paid from amounts allocated to the Participant's Dependent Care Assistance Account.

          SECTION 7.02 DEFINITIONS

               For the purposes of this Article and the Cafeteria Plan the terms below shall have the following meaning:

               (a) "Dependent Care Assistance Account" means the account established for a Participant pursuant to this Article to which part of his Cafeteria Plan Benefit Dollars may be allocated and from which Employment-Related Dependent Care Expenses of the Participant may be reimbursed.

               (b) "Dependent Care Assistance Program" means the program of benefits contained in this Article, which provides for the reimbursement of eligible expenses for the care of the Qualifying Dependents of Participants.

               (c) "Earned Income" means earned income as defined under Code
          Section 32(c)(2), but excluding such amounts paid or incurred by the Employer for dependent care assistance to the Participant.

               (d) "Employment-Related Dependent Care Expenses" means the amounts paid for expenses of a Participant for those services which if paid by the Participant would be considered employment related expenses under Code Section 21(b)(2). Generally, they shall include expenses for household services or for the care of a Qualifying Dependent, to the extent that such expenses are incurred to enable the Participant to be gainfully employed for any period for which there are one or more Qualifying Dependents with respect to such Participant. Employment-Related Dependent Care Expenses are treated as having been incurred when the Participant's Qualifying Dependents are provided with the dependent care that gives rise to the Employment-Related Dependent Care Expenses, not when the Participant is formally billed or charged for, or pays for the dependent care. The determination of whether an amount qualifies as an Employment-Related Dependent Care Expense shall be made subject to the following rules:

                    (1) If such amounts are paid for expenses incurred outside the Participant's household, they shall constitute Employment-Related Dependent Care Expenses only if incurred for a Qualifying Dependent as defined in Section 7.02(e)(1) (or deemed to be, as described in Section 7.2(e)(1) pursuant to Section 7.02(e)(3)), or for a Qualifying Dependent as defined in Section 7.02(e)(2) (or deemed to be, as described in Section 7.2(e)(2) pursuant to Section 7.02(e)(3)) who regularly spends at least 8 hours per day in the Participant's household;

                    (2) If the expense is incurred outside the Participant's
               home at a facility that provides care for a fee, payment, or grant for more than 6 individuals who do not regularly reside at the facility, the facility must comply with all applicable state and local laws and regulations, including licensing requirements, if any; and

                    (3) Employment-Related Dependent Care Expenses of a
               Participant shall not include amounts paid or incurred to a child of such Participant who is under the age of 19 or to an individual who is a dependent of such Participant or such Participant's Spouse.

               (e) "Qualifying Dependent" means, for Dependent Care Assistance Program purposes,

                    (1) a Dependent of a Participant who is under the age of 13, with respect to whom the Participant is entitled to an exemption under Code Section 151(c);

                    (2) a Dependent or the Spouse of a Participant who is
               physically or mentally incapable of caring for himself or herself; or

                    (3) a child that is deemed to be a Qualifying Dependent
               described in paragraph (1) or (2) above, whichever is appropriate, pursuant to Code Section 21(e)(5).

               (f) The definitions of Article I are hereby incorporated by reference to the extent necessary to interpret and apply the provisions of this Dependent Care Assistance Program.

          SECTION 7.03 DEPENDENT CARE ASSISTANCE ACCOUNTS

               The Administrator shall establish a Dependent Care Assistance Account for each Participant who elects to apply Cafeteria Plan Benefit Dollars to Dependent Care Assistance Program benefits.

          SECTION 7.04 INCREASES IN DEPENDENT CARE ASSISTANCE ACCOUNTS

               A Participant's Dependent Care Assistance Account shall be increased each pay period by the portion of Cafeteria Plan Benefit Dollars that he has elected to apply toward his Dependent Care Assistance Account pursuant to elections made under Article V hereof.

          SECTION 7.05 DECREASES IN DEPENDENT CARE ASSISTANCE ACCOUNTS

               A Participant's Dependent Care Assistance Account shall be reduced by the amount of any Employment-Related Dependent Care Expense reimbursements paid or incurred on behalf of a Participant pursuant to Section
7.12 hereof.

          SECTION 7.06 ALLOWABLE DEPENDENT CARE ASSISTANCE REIMBURSEMENT

               Subject to limitations contained in Section 7.09 of this Program, and to the extent of the amount contained in the Participant's Dependent Care Assistance Account, a Participant who incurs Employment-Related Dependent Care Expenses shall be entitled to receive from the Employer full reimbursement for the entire amount of such expenses incurred during the Plan Year or portion thereof during which he is a Participant.

          SECTION 7.07 STATEMENT OF BENEFITS

               Information about the benefits paid from your accounts in the Plan is shown on each paycheck that you receive.

          SECTION 7.08 FORFEITURES

               The amount in a Participant's Dependent Care Assistance Account as of the end of any Plan Year (and after the processing of all claims for such Plan Year pursuant to Section 7.12 hereof) shall be forfeited and credited to the benefit plan surplus. In such event, the Participant shall have no further claim to such amount for any reason.

          SECTION 7.09 LIMITATION ON PAYMENTS

               Notwithstanding any provision contained in this Article to the contrary, amounts paid from a Participant's Dependent Care Assistance Account in or on account of any taxable year of the Participant shall not exceed the lesser of the Earned Income limitation described in Code Section 129(b) or $5,000 ($2,500 if a separate tax return is filed by a Participant who is married as determined under the rules of paragraphs (3) and (4) of Code Section 21(e)).

          SECTION 7.10 NONDISCRIMINATION REQUIREMENTS

               (a) It is the intent of this Dependent Care Assistance Program that contributions or benefits not discriminate in favor of the group of employees in whose favor discrimination may not occur under Code
          Section 129(d).

               (b) It is the intent of this Dependent Care Assistance Program that not more than 25 percent of the amounts paid by the Employer for dependent care assistance during the Plan Year will be provided for the class of individuals who are shareholders or owners (or their Spouses or Dependents), each of whom (on any day of the Plan Year) owns more than 5 percent of the stock or of the capital or profits interest in the Employer.

               (c) If the Administrator deems it necessary to avoid discrimination or possible taxation to a group of employees in whose favor discrimination may not occur in violation of Code Section 129 it may, but shall not be required to, reject any elections or reduce contributions or non-taxable benefits in order to assure compliance with this Section. Any act taken by the Administrator under this Section shall be carried out in a uniform and nondiscriminatory manner. If the Administrator decides to reject any elections or reduce contributions or Benefits, it shall be done in the following manner. First, the Benefits designated for the Dependent Care Assistance Account by the affected Participant that elected to contribute the highest amount to such account for the Plan Year shall be reduced until the nondiscrimination tests set forth in this Section are satisfied, or until the amount designated for the account equals the amount designated for the account of the affected Participant who has elected the second highest contribution to the Dependent Care Assistance Account for the Plan Year. This process shall continue until the nondiscrimination tests set forth in this Section are satisfied. Contributions which are not utilized to provide Benefits to any Participant by virtue of any administrative act under this paragraph shall be forfeited.

          SECTION 7.11 COORDINATION WITH CAFETERIA PLAN

               All Participants under the Cafeteria Plan are eligible to receive Benefits under this Dependent Care Assistance Program. The enrollment and termination of participation under the Cafeteria Plan shall constitute enrollment and termination of participation under this Dependent Care Assistance Program. In addition, other matters concerning contributions, elections and the like shall be governed by the general provisions of the Cafeteria Plan.

          SECTION 7.12 DEPENDENT CARE ASSISTANCE PROGRAM CLAIMS

               The Administrator shall direct the payment of all such Dependent Care Assistance claims to the Participant upon the presentation to the Administrator of documentation of such expenses in a form satisfactory to the Administrator. However, in the Administrator's discretion, payments may be made directly to the service provider. In its discretion in administering the Plan, the Administrator may utilize forms and require documentation of costs as may be necessary to verify the claims submitted. At a minimum, the form shall include a statement from an independent third party as proof that the expense has been incurred and the amount of such expense. In addition, the Administrator may require that each Participant who desires to receive reimbursement under this Program for Employment-Related Dependent Care Expenses submit a statement which may contain some or all of the following information:

               (a) The Dependent or Dependents for whom the services were performed;

               (b) The nature of the services performed for the Participant, the cost of which he wishes reimbursement;

               (c) The relationship, if any, of the person performing the services to the Participant;

               (d) If the services are being performed by a child of the Participant, the age of the child;

               (e) A statement as to where the services were performed;

               (f) If any of the services were performed outside the home, a statement as to whether the Dependent for whom such services were performed spends at least 8 hours a day in the Participant's household;

               (g) If the services were being performed in a day care center, a statement:

                    (1) that the day care center complies with all applicable
               laws and regulations of the state of residence,

                    (2) that the day care center provides care for more than 6 individuals (other than individuals residing at the center), and

                    (3) of the amount of fee paid to the provider.

               (h) If the Participant is married, a statement containing the following:

                    (1) the Spouse's salary or wages if he or she is employed,
               or

                    (2) if the Participant's Spouse is not employed, that

                         (i) he or she is incapacitated, or

                         (ii) he or she is a full-time student attending an
                    educational institution and the months during the year which he or she attended such institution.

               (i) If a Participant fails to submit a claim within the 60 day period immediately following the end of the Plan Year or within the 60 day period immediately following termination of employment, those claims shall not be considered for reimbursement by the Administrator.

                                  ARTICLE VIII
                  EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PROGRAM

          SECTION 8.01 ESTABLISHMENT OF PLAN

               This Executive Supplemental Life Insurance Program has been established by the Employer to attract, reward and retain certain highly qualified Employees. The basis of this program is a business-owned life insurance contract purchased and maintained by the Employer. The terms and conditions of such contract are incorporated herein. The Employer reserves the right to terminate this program at any time.

          SECTION 8.02 PARTICIPATION & TERMINATION

               (a) Participation in the Plan shall be limited to those Employees of the Employer or of an Affiliated Employer selected by the Employer, in its sole discretion, to participate in the Plan.

               (b) A Participant's rights under this Plan shall cease and his or her participation in the Plan shall terminate upon the election of company to terminate the Executive Supplemental Life Insurance Program or the Plan. Participation does not terminate upon termination of employment.

          SECTION 8.03 COORDINATION WITH CAFETERIA PLAN

          Participants under the Cafeteria Plan are not eligible to receive Benefits under this Executive Supplemental Life Insurance Program unless selected by the Administrator. Enrollment under the Cafeteria Plan shall not constitute enrollment under this Executive Supplemental Life Insurance Plan. In addition, other matters concerning contributions, elections and the like shall not be governed by the general provisions of the Cafeteria Plan and shall instead be governed by this Article and the insurance contract incorporated herein by reference.

                                   ARTICLE IX
                                ERISA PROVISIONS

          SECTION 9.01 CLAIM FOR BENEFITS

               (a) Any claim for Benefits underwritten by an Insurance Contract shall be made to the Insurer. If the Insurer denies any claim, the Participant or beneficiary shall follow the Insurer's claims review procedure. Any other claim for Benefits shall be made to the Administrator. If the Administrator denies a claim, the Administrator may provide notice to the Participant or beneficiary, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim. If the Administrator does not notify the Participant of the denial of the claim within the 90 day period specified above, then the claim shall be deemed denied. The notice of a denial of a claim shall be written in a manner calculated to be understood by the claimant and shall set forth:

                    (1) specific references to the pertinent Plan provisions on which the denial is based;

                    (2) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and

                    (3) an explanation of the Plan's claim procedure.

               (b) Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Administrator for a full and fair review. The claimant or his duly authorized representative may:

                    (1) request a review upon written notice to the
               Administrator;

                    (2) review pertinent documents; and

                    (3) submit issues and comments in writing.

               (c) A decision on the review by the Administrator will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing (such as the need to hold a hearing), in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The decision of the Administrator shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

               (d) Any balance remaining in the Participants' Health Care Reimbursement Fund or Dependent Care Assistance Account as of the end of each Plan Year shall be forfeited and deposited in the benefit plan surplus of the Employer pursuant to Section 6.03 or Section 7.08, whichever is applicable, unless the Participant had made a claim for such Plan Year, in writing, which has been denied or is pending; in which event the amount of the claim shall be held in his account until the claim appeal procedures set forth above have been satisfied or the claim is paid. If any such claim is denied on appeal, the amount held beyond the end of the Plan Year shall be forfeited and credited to the benefit plan surplus.

               (e) Notwithstanding the foregoing, in the case of a claim for medical expenses under the Health Care Reimbursement Plan, the following timetable for claims and rules below apply:

Notification of whether claim is accepted or denied       30 days
Extension due to matters beyond the control of the Plan   15 days
Insufficient information on the Claim:
   Notification of                                        15 days
   Response by Participant                                45 days
   Review of claim denial                                 60 days

                    The Plan Administrator will provide written or electronic
               notification of any claim denial. The notice will state:

                    (1) The specific reason or reasons for the denial.

                    (2) Reference to the specific Plan provisions on which the denial was based.

                    (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

                    (4) A description of the Plan's review procedures and the
               time limits applicable to such procedures. This will include a statement of the right to bring a civil action under section 502 of ERISA following a denial on review.

                    (5) A statement that the claimant is entitled to receive,
               upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claim.

                    (6) If the denial was based on an internal rule, guideline, protocol, or other similar criterion, the specific rule, guideline, protocol, or criterion will be provided free of charge. If this is not practical, a statement will be included that such a rule, guideline, protocol, or criterion was relied upon in making the denial and a copy will be provided free of charge to the claimant upon request.

               When the Participant receives a denial, the Participant shall have 180 days following receipt of the notification in which to appeal the decision. The Participant may submit written comments, documents, records, and other information relating to the Claim. If the Participant requests, the Participant shall be provided, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claim.

               The period of time within which a denial on review is required to be made will begin at the time an appeal is filed in accordance with the procedures of the Plan. This timing is without regard to whether all the necessary information accompanies the filing.

               A document, record, or other information shall be considered relevant to a Claim if it:

                    (1) was relied upon in making the claim determination;

                    (2) was submitted, considered, or generated in the course of making the claim determination, without regard to whether it was relied upon in making the claim determination;

                    (3) demonstrated compliance with the administrative
               processes and safeguards designed to ensure and to verify that claim determinations are made in accordance with Plan documents and Plan provisions have been applied consistently with respect to all claimants; or

                    (4) constituted a statement of policy or guidance with
               respect to the Plan concerning the denied claim.

               The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the Claim, without regard to whether such information was submitted or considered in the initial claim determination. The review will not afford deference to the initial denial and will be conducted by a fiduciary of the Plan who is neither the individual who made the adverse determination nor a subordinate of that individual.

          SECTION 9.02 APPLICATION OF BENEFIT PLAN SURPLUS

               Any forfeited amounts credited to the benefit plan surplus by virtue of the failure of a Participant to incur a qualified expense or seek reimbursement in a timely manner may, but need not be, separately accounted for after the close of the Plan Year (or after such further time specified herein for the filing of claims) in which such forfeitures arose. In no event shall such amounts be carried over to reimburse a Participant for expenses incurred during a subsequent Plan Year for the same or any other Benefit available under the Plan; nor shall amounts forfeited by a particular Participant be made available to such Participant in any other form or manner, except as permitted by Treasury regulations. Amounts in the benefit plan surplus shall first be used to defray any administrative costs and experience losses and thereafter be retained by the Employer.

          SECTION 9.03 NAMED FIDUCIARY

               The Administrator shall be the named fiduciary pursuant to ERISA
Section 402 and shall be responsible for the management and control of the operation and administration of the Plan.

          SECTION 9.04 GENERAL FIDUCIARY RESPONSIBILITIES

               The Administrator and any other fiduciary under ERISA shall discharge their duties with respect to this Plan solely in the interest of the Participants and their beneficiaries and

               (a) for the exclusive purpose of providing Benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

               (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

               (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with ERISA.

          SECTION 9.05 NONASSIGNABILITY OF RIGHTS

               The right of any Participant to receive any reimbursement under the Plan shall not be alienable by the Participant by assignment or any other method, and shall not be subject to the rights of creditors, and any attempt to cause such right to be so subjected shall not be recognized, except to such extent as may be required by law.

                                    ARTICLE X
                                 ADMINISTRATION

          SECTION 10.01 PLAN ADMINISTRATION

               The operation of the Plan shall be under the supervision of the Administrator. It shall be a principal duty of the Administrator to see that the Plan is carried out in accordance with its terms, and for the exclusive benefit of Employees entitled to participate in the Plan. The Administrator shall have full power to administer the Plan in all of its details, subject, however, to the pertinent provisions of the Code. The Administrator's powers shall include, but shall not be limited to the following authority, in addition to all other powers provided by this Plan:

               (a) To make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan;

               (b) To interpret the Plan, the Administrator's interpretations thereof in good faith to be final and conclusive on all persons claiming benefits by operation of the Plan;

               (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan and to receive benefits provided by operation of the Plan;

               (d) To reject elections or to limit contributions or Benefits for certain highly compensated participants if it deems such to be desirable in order to avoid discrimination under the Plan in violation of applicable provisions of the Code;

               (e) To provide Employees with a reasonable notification of their benefits available by operation of the Plan;

               (f) To approve reimbursement requests and to authorize the payment of benefits; and

               (g) To appoint such agents, counsel, accountants, consultants, and actuaries as may be required to assist in administering the Plan.

               Any procedure, discretionary act, interpretation or construction taken by the Administrator shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to comply with the terms of Code Section 125 and the Treasury regulations thereunder.

          SECTION 10.02 EXAMINATION OF RECORDS

               The Administrator shall make available to each Participant, Eligible Employee and any other Employee of the Employer such records as pertain to their interest under the Plan for examination at reasonable times during normal business hours.

          SECTION 10.03 PAYMENT OF EXPENSES

               Any reasonable administrative expenses shall be paid by the Employer unless the Employer determines that administrative costs shall be borne by the Participants under the Plan or by any Trust Fund which may be established hereunder. The Administrator may impose reasonable conditions for payments, provided that such conditions shall not discriminate in favor of highly compensated employees.

          SECTION 10.04 INSURANCE CONTROL CLAUSE

               In the event of a conflict between the terms of this Plan and the terms of an Insurance Contract of an independent third party Insurer whose product is then being used in conjunction with this Plan, the terms of the Insurance Contract shall control as to those Participants receiving coverage under such Insurance Contract. For this purpose, the Insurance Contract shall control in defining the persons eligible for insurance, the dates of their eligibility, the conditions which must be satisfied to become insured, if any, the benefits Participants are entitled to and the circumstances under which insurance terminates.

          SECTION 10.05 INDEMNIFICATION OF ADMINISTRATOR

               The Employer agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who previously served as

Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                   ARTICLE XI
                        AMENDMENT OR TERMINATION OF PLAN

          SECTION 11.01 AMENDMENT

               The Employer, at any time or from time to time, may amend any or all of the provisions of the Plan without the consent of any Employee or Participant. No amendment shall have the effect of modifying any benefit election of any Participant in effect at the time of such amendment, unless such amendment is made to comply with Federal, state or local laws, statutes or regulations.

          SECTION 11.02 TERMINATION

               The Employer is establishing this Plan with the intent that it will be maintained for an indefinite period of time. Notwithstanding the foregoing, the Employer reserves the right to terminate this Plan, in whole or in part, at any time. In the event the Plan is terminated, no further contributions shall be made. Benefits under any Insurance Contract shall be paid in accordance with the terms of the Contract.

               No further additions shall be made to the Health Care Reimbursement Fund or Dependent Care Assistance Account, but all payments from such fund shall continue to be made according to the elections in effect until the end of the Plan Year in which the Plan termination occurs (and for a reasonable period of time thereafter, if required for the filing of claims). Any amounts remaining in any such fund or account as of the end of the Plan Year in which Plan termination occurs shall be forfeited and deposited in the benefit plan surplus after the expiration of the filing period.

                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.01 PLAN INTERPRETATION

               All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. This Plan shall be read in its entirety and not severed except as provided in Section 12.12.

          SECTION 12.02 GENDER AND NUMBER

               Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

          SECTION 12.03 WRITTEN DOCUMENT

               This Plan, in conjunction with any separate written document which may be required by law, is intended to satisfy the written Plan requirement of Code Section 125 and any Treasury regulations thereunder relating to cafeteria plans.

          SECTION 12.04 EXCLUSIVE BENEFIT

               This Plan shall be maintained for the exclusive benefit of the Employees who participate in the Plan.

          SECTION 12.05 PARTICIPANT'S RIGHTS

               This Plan shall not be deemed to constitute an employment contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

          SECTION 12.06 ACTION BY THE EMPLOYER

               Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

          SECTION 12.07 EMPLOYER'S PROTECTIVE CLAUSES

               (a) Upon the failure of either the Participant or the Employer to obtain the insurance contemplated by this Plan (whether as a result of negligence, gross neglect or otherwise), the Participant's Benefits shall be limited to the insurance premium(s), if any, that remained unpaid for the period in question and the actual insurance proceeds, if any, received by the Employer or the Participant as a result of the Participant's claim.

               (b) The Employer's liability to the Participant shall only extend to and shall be limited to any payment actually received by the Employer from the Insurer. In the event that the full insurance Benefit contemplated is not promptly received by the Employer within a reasonable time after submission of a claim, then the Employer shall notify the Participant of such facts and the Employer shall no longer have any legal obligation whatsoever (except to execute any document called for by a settlement reached by the Participant). The Participant shall be free to settle, compromise or refuse to pursue the claim as the Participant, in his sole discretion, shall see fit.

               (c) The Employer shall not be responsible for the validity of any Insurance Contract issued hereunder or for the failure on the part of the Insurer to make payments provided for under any Insurance Contract. Once insurance is applied for or obtained, the Employer shall not be liable for any loss which may result from the failure to pay Premiums to the extent Premium notices are not received by the Employer.

          SECTION 12.08 NO GUARANTEE OF TAX CONSEQUENCES

               Neither the Administrator nor the Employer makes any commitment or guarantee that any amounts paid to or for the benefit of a Participant under the Plan will be excludable from the Participant's gross income for federal or state income tax purposes, or that any other federal or state tax treatment will apply to or be available to any Participant. It shall be the obligation of each Participant to determine whether each payment under the Plan is excludable from the Participant's gross income for federal and state income tax purposes, and to notify the Employer if the Participant has reason to believe that any such payment is not so excludable. Notwithstanding the foregoing, the rights of Participants under this Plan shall be legally enforceable.

          SECTION 12.09 INDEMNIFICATION OF EMPLOYER BY PARTICIPANTS

               If any Participant receives one or more payments or reimbursements under the Plan that are not for a permitted Benefit, such Participant shall indemnify and reimburse the Employer for any liability it may incur for failure to withhold federal or state income tax or Social Security tax from such payments or reimbursements. However, such indemnification and reimbursement shall not exceed the amount of additional federal and state income tax (plus any penalties) that the Participant would have owed if the payments or reimbursements had been made to the Participant as regular cash compensation, plus the Participant's share of any Social Security tax that would have been paid on such compensation, less any such additional income and Social Security tax actually paid by the Participant.

          SECTION 12.10 FUNDING

               Unless otherwise required by law, contributions to the Plan need not be placed in trust or dedicated to a specific Benefit, but may instead be considered general assets of the Employer. Furthermore, and unless otherwise required by law, nothing herein shall be construed to require the Employer or the Administrator to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Employer from which any payment under the Plan may be made.

          SECTION 12.11 GOVERNING LAW

               This Plan is governed by the Code and the Treasury regulations issued thereunder (as they might be amended from time to time). In no event shall the Employer guarantee the favorable tax treatment sought by this Plan. To the extent not preempted by Federal law, the provisions of this Plan shall be construed, enforced and administered according to the laws of the State of Alabama.

          SECTION 12.12 SEVERABILITY

               If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

          SECTION 12.13 CAPTIONS

               The captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way shall affect the Plan or the construction of any provision thereof.

          SECTION 12.14 CONTINUATION OF COVERAGE

               Notwithstanding anything in the Plan to the contrary, in the event any benefit under this Plan subject to the continuation coverage requirement of Code Section 4980B becomes unavailable, each Participant will be entitled to continuation coverage as prescribed in Code Section 4980B.

          SECTION 12.15 FAMILY AND MEDICAL LEAVE ACT

               Notwithstanding anything in the Plan to the contrary, in the event any Benefit under this Plan becomes subject to the requirements of the Family and Medical Leave Act and regulations thereunder, this Plan shall be operated in accordance with Regulation 1.125-3.

          SECTION 12.16 HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT

               Notwithstanding anything in this Plan to the contrary, this Plan shall be operated in accordance with HIPAA and regulations thereunder.

          SECTION 12.17 UNIFORM SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT

               Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with USERRA and the regulations thereunder.

               IN WITNESS WHEREOF, this Plan document is hereby executed this __________ day of ________________________, 2003.

                                        ProAssurance Group Services Corporation


                                        By
                                           -------------------------------------
                                           EMPLOYER

                       CERTIFICATE OF CORPORATE RESOLUTION

               The undersigned Secretary of ProAssurance Group Services Corporation (the Corporation) hereby certifies that the following resolutions were duly adopted by the board of directors of the Corporation on ______________________, and that such resolutions have not been modified or rescinded as of the date hereof:

               RESOLVED, that the form of amended Cafeteria Plan including a Dependent Care Assistance Program and Health Care Reimbursement Plan effective October 1, 2003, presented to this meeting is hereby approved and adopted and that the proper officers of the Corporation are hereby authorized and directed to execute and deliver to the Administrator of the Plan one or more counterparts of the Plan.

               RESOLVED, that the Administrator shall be instructed to take such actions that are deemed necessary and proper in order to implement the Plan, and to set up adequate accounting and administrative procedures to provide benefits under the Plan.

               RESOLVED, that the proper officers of the Corporation shall act as soon as possible to notify the employees of the Corporation of the adoption of the Cafeteria Plan by delivering to each employee a copy of the summary description of the Plan in the form of the Summary Plan Description presented to this meeting, which form is hereby approved.

               The undersigned further certifies that attached hereto as Exhibits A and B, respectively, are true copies of ProAssurance Corporation Employee Benefit Plan as amended and restated and the Summary Plan Description approved and adopted in the foregoing resolutions.


                                        ----------------------------------------
                                        Secretary

                                        Date:
                                              ----------------------------------